Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Registration Statement on Form S-1 of our report, dated March 26, 2019, on our audit of the consolidated financial statements of H/Cell Energy Corporation.

We also consent to the reference of our firm under the caption “Experts” in the Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

March 29, 2019